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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

               Date of Report (Date of Earliest Event Reported):
                      October 28, 2004 (October 22, 2004)

                         NORTH FORK BANCORPORATION, INC.
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               (Exact Name of Registrant as Specified in Charter)


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
                Delaware                          1-10458                         36-3154608
      (State or Other Jurisdiction        (Commission File Number)             (I.R.S. Employer
            of Incorporation)                                                 Identification No.)
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                  275 Broadhollow Road Melville, New York 11747
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               (Address of Principal Executive Offices) (Zip Code)


       (Registrant's Telephone Number, Including Area Code) (631) 844-1004
                                                           ----------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

General

On October 22, 2004, North Fork Bancorporation, Inc. ("North Fork") and Mr. Bharat B. Bhatt mutually agreed to terminate Mr. Bhatt's employment agreement with North Fork (the "Employment Agreement") and Mr. Bhatt resigned from North Fork's board of directors. The employment agreement was entered into concurrently with the execution of the merger agreement between North Fork and GreenPoint Financial Corp. ("GreenPoint") on February 15, 2004, and became effective upon consummation of the GreenPoint merger on October 1, 2004. Prior to consummation of the merger, Mr. Bhatt served as President and Chief Operating Officer of GreenPoint.

At the time that North Fork negotiated its merger agreement with GreenPoint in February 2004, North Fork anticipated that, following consummation of the merger, GreenPoint's subsidiary savings bank, GreenPoint Bank, would continue its existence as a subsidiary of North Fork, separate and distinct from North Fork Bank, North Fork's bank subsidiary. Based in part on this expectation, North Fork entered into the Employment Agreement which provided in part that following consummation of the merger Mr. Bhatt would serve as President of GreenPoint Bank. During the pendency of the merger with GreenPoint, North Fork determined that North Fork would realize substantial operational benefits by merging GreenPoint Bank with and into North Fork Bank (the "Bank Merger"). The Bank Merger is currently expected to be completed in the first quarter of 2005. Following consummation of the GreenPoint merger, and in light of the anticipated Bank Merger, North Fork and Mr. Bhatt agreed that there was no suitable senior management position available for Mr. Bhatt, and mutually agreed to terminate the Employment Agreement.

Terms of the Employment Agreement

The Employment Agreement became effective upon completion of the GreenPoint merger and had a term expiring on June 30, 2008. During the employment period, Mr. Bhatt was to serve as a Senior Executive Vice President of North Fork and as President of GreenPoint Bank, and was to be a member of North Fork's board of directors. Pursuant to the Employment Agreement, during the employment period, Mr. Bhatt would be (1) entitled to receive an annual base salary at a rate of not less than 95% of the annual base salary paid to the second highest paid employee of North Fork, (2) eligible to participate in North Fork's Annual Incentive Performance Compensation Plan or its successor plan on the same basis as the second highest paid employee of North Fork and with an annual bonus level of not less than 95% of the bonus earned by that North Fork employee and (3) entitled to receive equity-based awards with a value of no less than 95% of the value of the equity-based awards granted to the second highest paid employee of North Fork.

Generally, Mr. Bhatt was entitled to participate in the retirement, welfare and fringe benefit plans of North Fork, and receive the change in control protections, applicable to the most senior executives of North Fork, although upon his termination of employment he would be entitled to retiree medical, dental and life insurance benefits on the same basis as such benefits were provided by GreenPoint to employees with fifteen years of service prior to the GreenPoint merger. Upon completion of the GreenPoint merger, the Employment Agreement superseded Mr. Bhatt's prior employment agreement with GreenPoint, and his employment under his prior employment agreement with GreenPoint was deemed to be terminated other than for "cause" as of such date for purposes of his entitlement to the cash severance amounts (other than the accrued obligations) and retirement benefits thereunder.

The Employment Agreement provided that, upon the termination of Mr. Bhatt's employment with North Fork other than for "cause," death or "disability," or if he terminated employment for "good reason," he would be entitled to a payment equal to the sum of (1) any unpaid base salary, vacation pay and deferred compensation, (2) a pro-rata annual bonus (based on the highest bonus earned in the three years prior to the date of termination of employment) and (3) an amount equal to the sum of his base salary and highest annual bonus for the greater of the remainder of the employment period or two years. In addition, any equity-based awards granted to Mr. Bhatt will vest and remain exercisable for at least five years (subject to the original option term), and he will be entitled to continued medical and dental benefits coverage for the longer of the remainder of the employment period or two years. If any amounts or benefits received under the agreement or otherwise were subject to the excise tax imposed under section 4999 of the Internal Revenue Code, an additional payment will be made to restore Mr. Bhatt to the after-tax position that he would have been in, if the excise tax had not been imposed. Pursuant to the Employment Agreement terms described in this paragraph, upon termination of
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such agreement on October 22, 2004, Mr. Bhatt received a lump sum payment of approximately $12.1 million. In addition, Mr. Bhatt received approximately $6.0 million in respect of an excise tax gross-up.


ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 22, 2004, Mr. Bhatt resigned from the Board of Directors of North
Fork.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NORTH FORK BANCORPORATION, INC.


Date:  October 28, 2004

                                       By:  /s/ Daniel M. Healy
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                                          Daniel M. Healy
                                          Executive Vice President and
                                              Chief Financial Officer